UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

HORIZON LINES, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

(b) On June 27, 2014, Mr. Samuel A. Woodward resigned as President and Chief Executive Officer of Horizon Lines, Inc. (the “Company”) and resigned as a member of the Company’s board of directors. Mr. Woodward’s resignations from the Company were effective June 27, 2014.

Pursuant to an agreement with the Company effective June 27, 2014, Mr. Woodward will receive (i) five months of base salary totaling $250,000 payable in accordance with regular payroll practices and (ii) continued participation for himself and his covered dependents in the Company’s medical and dental benefit plans for up to eighteen months.

In consideration for the payments and other benefits accruing to Mr. Woodward under the agreement, Mr. Woodward provided the Company with a general release.

(c) Following the resignation of Mr. Woodward, the Board appointed Steven L. Rubin as Interim President and Chief Executive Officer of the Company.

Mr. Rubin has served as a Director of the Company since November 2011. He is a Principal of InterPro Advisory LLC, a consulting practice serving the intermodal industry. He has served in 2011 as the Chairman of the Board of Directors of the Intermodal Association of North America, the premier trade association representing the combined interests of the intermodal freight industry. Between 2008 and 2011, Mr. Rubin was President and CEO of TRAC Intermodal, North America’s largest chassis leasing company. Prior to joining TRAC, Mr. Rubin spent 17 years at Kawasaki Kisen Kaisha, Inc. (“K” Line), Japan’s third-largest shipping company, in a number of roles for North American operations. Mr. Rubin graduated from the University of Pennsylvania and the Wharton School with a B.A. in History and B.S. in Economics, respectively. He received his M.B.A. from the Stern School of Business at New York University, with a concentration in accounting, and obtained his Certified Public Accountant license in the state of New York.

On June 27, 2014, the Company entered into an Employment Agreement (the “Agreement”) with Mr. Rubin to serve as the Interim President and Chief Executive Officer. The Agreement provides that Mr. Rubin will receive a monthly base salary of $75,000. Mr. Rubin will continue to be eligible to receive annual equity compensation awards equivalent to those granted to non-employee members of the Board and will continue to vest in his outstanding equity awards as if he remained a non-employee member of the Board.

Mr. Rubin will also be eligible to participate in the standard employee benefit plans generally available to executive employees of the Company, including long-term equity incentive plans, health insurance, life and disability insurance, 401(k) plan, and paid time off and paid holidays or equivalent benefits. The Company will reimburse Mr. Rubin for up to $10,000 of his expenses incurred in connection with negotiating the Agreement.

The Company may terminate Mr. Rubin’s employment under the Agreement without cause upon ninety (90) days’ advance notice to Mr. Rubin. If within one year of the effective date of the Agreement, the Company provides Mr. Rubin with notice that it is terminating his employment without cause and Mr. Rubin complies with certain conditions, then the Company will pay Mr. Rubin a lump-sum amount equal to six months of base salary.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, between Horizon Lines, Inc. and Steven L. Rubin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.
(Registrant)

Date: July 1, 2014	By:	/s/ Michael T. Avara
Michael T. Avara
Executive Vice President and Chief Financial Officer

EXHIBITS

10.1	Employment Agreement, between Horizon Lines, Inc. and Steven L. Rubin